As Filed with the Securities and Exchange Commission September 2, 2009
Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

SULPHCO, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	88-0224817 (I.R.S. Employer Identification Number)

SulphCo, Inc.
4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(713) 896-9100
(Address of principal executive offices and zip code)
____________________

SulphCo, Inc. 2008 Omnibus Long-Term Incentive Plan
(Full title of the plan)
____________________

Mr. Stanley W. Farmer
Vice President, Chief Financial Officer,
Treasurer and Corporate Secretary
SulphCo, Inc.
4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas  77043
(Name and address of agent for service)
____________________

(713) 896-9100
(Telephone number, including area code, of agent for service)
____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer __ Accelerated Filer ✓   Non-accelerated Filer __ Smaller Reporting Company __

Copies to
Robert S. Matlin, Esq.
Robert Shin, Esq.
K&L Gates LLP
599 Lexington Avenue
New York, NY  10022
Telephone (212) 536-3900
Facsimile (212) 536-3901
____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, subject to outstanding stock options under the 2008 Omnibus Long-Term Incentive Plan (1)	903,695	$0.87 (3)	$786,214.65 (3)	$43.87
Common Stock, par value $0.001 per share, available for future grants under the 2008 Omnibus Long-Term Incentive Plan	4,096,305	$1.46 (4)	$5,980,605.30 (4)	$333.72
Total	5,000,000		$6,766,819.95	$377.59

(1)
The 2008 Omnibus Long-Term Incentive Plan provides for grants of up to 7,250,000 shares of Common Stock, par value $0.001 per share, however, this registration statement only relates to the 5,000,000 additional shares of Common Stock that were authorized and approved by the Registrant’s stockholders on June 17, 2009. The remaining 2,250,000 shares were previously registered under the Registrant’s registration statement on Form S-8 (File No. 333-150056) filed on April 2, 2008.

(2)
Pursuant to Rules 416(a) and (b) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2008 Omnibus Long-Term Incentive Plan as set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(3)
Solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, with respect to shares being registered hereunder that have already been allocated to options granted under the 2008 Omnibus Long-Term Incentive Plan, the maximum aggregate offering price and the registration fee are calculated on the basis of the weighted average price at which such options may be exercised.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices of the Registrant’s common stock on August 26, 2009, as reported on the NYSE-Amex.

PART I

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

The contents of the Registration Statement on Form S-8 (File No. 333-150056), filed by the Registrant with the Securities and Exchange Commission on April 2, 2008, registering shares of its Common stock, par value $0.001 per share, issuable under the SulphCo, Inc. 2008 Omnibus Long-Term Incentive Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-150056), as described above, and is incorporated herein by reference.

Item 8.  Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 2nd day of September, 2009.

SULPHCO, INC.

By:	/s/ Larry D. Ryan
Larry D. Ryan
Chief Executive Officer

By:	/s/ Stanley W. Farmer
Stanley W. Farmer
Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry D. Ryan and Stanley W. Farmer, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Larry D. Ryan	Chief Executive Officer, Director (Principal Executive Officer)	September 2, 2009
Larry D. Ryan
/s/ Stanley W. Farmer	Vice President, Chief Financial Officer, Treasurer and Corporate Secretary (Principal Financial Officer)	September 2, 2009
Stanley W. Farmer
/s/ Fred S. Zeidman	Chairman of the Board	September 2, 2009
Fred S. Zeidman
/s/ Robert J.Hassler	Director	September 2, 2009
Robert J.Hassler
/s/ Orri Hauksson	Director	September 2, 2009
Orri Hauksson
/s/ Lawrence G. Schafran	Director	September 2, 2009
Lawrence G. Schafran
/s/ Edward G. Rosenblum	Director	September 2, 2009
Edward G. Rosenblum
/s/ Robert van Maasdijk	Director	September 2, 2009
Robert van Maasdijk

EXHIBIT INDEX

Exhibit Numbers	Description

4.1
SulphCo, Inc. 2008 Omnibus Long-Term Incentive Plan (incorporated herein by reference to Exhibit B to the Registrant’s definitive proxy statement on Form DEF 14A filed with the Commission on January 8, 2008)

5.1	Opinion of McDonald Carano Wilson LLP
23.1	Consent of Hein & Associates LLP
23.2	Consent of Marc Lumer & Company
23.3	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)